Exhibit 99.1

LIBERTY INTERACTIVE CORPORATION TO PRESENT AT 2013 CITI GLOBAL INTERNET, MEDIA & TELECOMMUNICATIONS CONFERENCE

Englewood, Colo, January 2nd - Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced that Greg Maffei, President and CEO of Liberty Interactive, will be presenting at the 2013 Citi Global Internet, Media & Telecommunications Conference, on Tuesday, January 8th at 4:30 p.m., Pacific Time at the Bellagio in Las Vegas, NV. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries Backcountry.com, Bodybuilding.com, Celebrate Interactive (including Evite and Liberty Advertising), CommerceHub, MotoSport, Provide Commerce, QVC, Right Start, and Liberty Interactive Corporation's interests in HSN and Lockerz. The Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of Liberty Interactive Corporation's interests in AOL, Expedia, Interval Leisure Group, Time Warner, Time Warner Cable, Tree.com (Lending Tree), TripAdvisor and various green energy investments.
.

Contact:
Courtnee Ulrich
720-875-5420